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               SECURITIES AND EXCHANGE COMMISSION

                     Washington, D. C. 20549

                          _____________

                            FORM 8-K

                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934


Date of earliest event
  reported:  May 22, 2001


                     American Airlines, Inc.
     (Exact name of registrant as specified in its charter)


        Delaware                 1-2691                 13-1502798
(State of Incorporation) ( Commission File Number)     (IRS Employer
                                                     Identification No.)


4333 Amon Carter Blvd.      Fort Worth, Texas            76155
 (Address of principal executive offices)              (Zip Code)


                         (817) 963-1234
                 (Registrant's telephone number)







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Item 9.   Regulation FD Disclosure

American  Airlines,  Inc.,  a  wholly  owned  subsidiary  of  AMR
Corporation, is furnishing herewith certain data regarding its unit costs, capacity, traffic and fuel, and a monthly update.



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                            SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        American Airlines, Inc.



                                        /s/ Charles D. MarLett
                                        Charles D. MarLett
                                        Corporate Secretary



Dated:  May 22, 2001


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                                     May 22, 2001

Statements in this report contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which represent the Company's expectations or beliefs concerning future events. When used in this report, the words "expect", "forecast", "anticipates" and similar expressions are intended to identify forward-looking statements. All such statements are based on information available to the Company on the date of this report. The Company undertakes no obligation to update or revise any forward-looking statement, regardless of reason. This discussion includes forecasts of costs per ASM, capacity, traffic, fuel cost and fuel consumption, and operational considerations, each of which is a forward-looking statement. There are a number of factors that could cause actual results to differ materially from our forecasts. Such factors include, but are not limited to: general economic conditions, competitive factors within the airline industry which could affect the demand for air travel, changes in the Company's business strategy, changes in commodity prices, the inability to successfully integrate the operations of TWA into those of American and to improve their profitability, higher than expected integration costs, and the inability to successfully integrate the workforce of TWA. For additional information regarding these and other factors see the Company's filings with the Securities and Exchange Commission, including but not limited to the Company's Form 10-K for the year ended December 31, 2000.


Monthly Update

Beginning this month, additional information for TWA LLC is being incorporated into the Eagle Eye. Expectations for TWA's unit cost, traffic and capacity are noted separately on the attachment. In addition, at the AMR level, TWA is now included in the AMR unit cost guidance.

For AA mainline operations, April traffic, as earlier reported, was down from last year's levels. Summer traffic for May through July is also expected to be lower than last year due primarily to softer demand. We anticipate AA's capacity for the May to July period to remain in line with our prior estimates.


Please call if you have additional questions.



                                    Michael Thomas
                                    Director, Investor Relations

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     AMR EAGLE EYE


     Unit Costs

         AMR Consolidated Cost per ASM (in cents) Including TWA LLC
                                   Actual ----------Forecast---------
                                    Apr    May    June    July
                AMR Cost per ASM    11.2   11.1   11.3    11.0


         American Mainline Operations Cost per ASM (in cents)
                                             Actual ---------Forecast--------
                                             April   May    June    July

                AA Cost per ASM               10.9   10.9   11.1    10.9
                Prior Year (2000) Restated*   10.2   10.3   10.5    10.3


         TWA LLC Operating Cost per ASM (in cents)
                                   Actual ---------Forecast-------
                                   April    May    June    July

                TWA Cost per ASM    9.8     9.8     9.8     9.6


     Capacity, Traffic and Fuel

                                           Actual ----------Forecast-------
                                           April   May    June    July
         AA Mainline Ops:
                Capacity (yr/yr)             1.0%   2.9%   4.0%    2.1%
                Traffic (yr/yr)             -2.8%  -4.2%  -1.3%   -1.0%

                Fuel (cents/gal incl. tax)    80     83     83      82
                Fuel Consumption (mil. gal.) 255    269     273     282

         American Eagle:
                Capacity (yr/yr)             8.8%   7.2%   5.9%    6.3%
                Traffic (yr/yr)              6.8%   6.6%   3.0%    4.4%

         TWA Airlines LLC:
                Capacity (000,000) ASMs    2,010   3,011  2,915  3,014
                Traffic (000,000)  RPMs    1,431   2,021  2,157  2,259


* Certain airline related small businesses have been reclassified under American Mainline Operations (e.g. contract maintenance and magazine). As a result, we have provided restated numbers for 2000 on a comparable basis. Please note that this minor change does not impact AMR Consolidated numbers.